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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                 August 24, 2006
                                 --------------
                                 Date of Report


                               Kodiak Energy, Inc.
                             -----------------------
                     (Formerly Island Critical Care, Corp.)

          Delaware                  333-82434                  650967706
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      (State or other          (Commission File No.)     (IRS Employer I.D. No.)
       Jurisdiction)

                         734 7th Avenue S.W., Suite 460
                         Calgary, Alberta T2P 3P8 Canada
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                    (Address of Principal Executive Offices)

                                 (403) 262-8044
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              (Registrant's Telephone Number, including area code)




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Item 1.01 Entry into a Material Definitive Agreement

         On June 30, 2006, pursuant to subscription agreements, we closed a private placement to two investors of an aggregate of 1,130,000 units at a price of US$1.70 per unit, for total proceeds of US$1,921,000. The units consisted of one common share and one warrant. The warrant entitles the holder to one common share upon conversion. The common shares were issued pursuant to Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "1933 Act").

         The warrants have an exercise price of $2.50 until June 30, 2008 and $3.50 from July 1, 2008 until June 30, 2011.


Item 3.02 Unregistered Sales of Equity Securities

         See Item 1.01 above.


Item 9.01 Financial Statements and Exhibits

    (a)  Financial statements of business acquired.

         Not applicable.

    (b)  Pro forma financial information.

         Not applicable.

    (c)  Exhibits.

Exhibit
Number                              Description
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4.1       Form of Subscription Agreement for private placement of shares




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                               SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Kodiak Energy, Inc



DATED:  August 24, 2006                    /s/ Mark Hlady
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                                         Mark Hlady
                                         CEO, and Director
























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